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                                                                    EXHIBIT 3.4

                                                  STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                          FILED  02:05     PM      07/29/1999
                                             991317730       -     2439323


                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            SoftNet Industries, Inc.

SoftNet Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                  DOES HEREBY CERTIFY:

                  1. That the Board of Directors of SoftNet Industries, Inc. duly adopted a resolution setting forth the proposed amendment of the Certificate of Incorporation of said corporation, declared said amendment to be advisable and taking action of the stockholders of said corporation for consideration thereof. The consent setting forth the proposed amendment is as follows.

                           FIRST: The name for the corporation is I crystal,
                                  Inc.

                  2. The said amendments were duly adopted by the shareholder consent in accordance with the provisions of Sections 211 and 242 of the General Corporation Laws of the State of Delaware.

                  IN WITNESS HEREOF, said SoftNet Industries, Inc. has caused this Certificate to be signed by its authorized officer this 15th day of June, 1999.

                                                    By:       /S/ D.J. Slamko
                                                       -----------------------
                                                    Douglas Slamko
                                                    President